Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBO EXCEEDED GUIDANCE IN Q3 2023 WITH $313 MILLION TOTAL REVENUE, UP 43% YEAR-OVER-YEAR, AND RECORD 1.477 MILLION PAID SUBSCRIBERS IN NORTH AMERICA; RAISES FULL YEAR 2023 OUTLOOK

NEW YORK – NOVEMBER 3, 2023 – FuboTV Inc. (d/b/a/ Fubo) (NYSE: FUBO), the leading sports-first live TV streaming platform, today announced its financial results for the third quarter ended September 30, 2023. The Company also raised its previously stated full year 2023 guidance for North America.

Fubo achieved double digit growth versus the prior year in North America, delivering $313 million total revenue (up 43% year-over-year) and a record 1.477 million paid subscribers (up 20% year-over-year), meaningfully exceeding third quarter 2023 guidance. The Company delivered $30.3 million in North America ad revenue during the quarter, an increase of 34% year-over-year.

Notably, Fubo expanded average revenue per user (ARPU) in North America by 17% year-over-year to a record $83.51 during the quarter.

In the Rest of World (ROW), Fubo delivered $8.4 million total revenue (up 45% year-over-year) and 411,000 paid subscribers (up 15% year-over-year). ROW includes the results of Molotov, the French live TV streaming service acquired by Fubo in December 2021.

Fubo continued to steadily progress over the quarter toward its 2025 positive cash flow goal. The Company achieved year-over-year improvement in net loss of $21 million and a $43 million improvement in net cash used in operating activities. Also during the quarter, Fubo achieved a $40 million improvement in Free Cash Flow and a $21 million improvement in Adjusted EBITDA (AEBITDA). These improvements were a result of ongoing efforts to drive operating leverage across the business, and represent the third consecutive quarter of year-over-year improvements in these metrics. Additionally, Fubo reached 6% gross margin, a 884 bps year-over-year improvement year-over-year, as well as a 619 bps reduction in subscriber-related expenses (SRE) as a percentage of revenue to 89%, reflecting continued progress in optimizing content costs.

The Company maintained a strong balance sheet and healthy liquidity position, ending the quarter with $266 million in cash, cash equivalents and restricted cash. Fubo believes it has sufficient liquidity to fund its current operating plan and the momentum necessary to reach its 2025 positive cash flow goal.

Looking to full year 2023, Fubo is raising revenue and paid subscriber guidance in North America. The Company now expects to close the year with $1.319 billion - $1.324 billion in total revenue, representing 34% year-over-year growth at the midpoint (from previously stated guidance of $1.260 billion - $1.280 billion), and 1.584 million - 1.599 million paid subscribers, representing 10% year-over-year growth at the midpoint (from prior guidance of 1.565 million - 1.585 million).

Complete third quarter 2023 results are detailed in Fubo’s shareholder letter available on the company’s IR site.

“Fubo’s strong third quarter exceeded guidance in North America, highlighted by an all-time high in paid subscribers as well as double digit year-over-year revenue growth,” said David Gandler, co-founder and CEO, Fubo. “As we progress toward our 2025 positive cash flow goal, we are confident that a return to content aggregation and bundling - which we long predicted - is now a reality. Fubo’s aim is to be a super aggregator, offering consumers premium content delivered through an intuitive and personalized streaming experience, at multiple price points, all in a single app.”

“Fubo’s third quarter marked continued improvements across our key performance metrics, including subscriber growth, gross margin, ARPU expansion and advertising revenue growth,” said Edgar Bronfman Jr., executive chairman, Fubo. “Looking ahead, as we raise full year 2023 guidance, we remain confident in the value proposition of our business model and believe we are well positioned to further benefit from industry trends, including the growing number of consumers subscribing to vMVPD services and the significant increase in CTV advertising.”

Live Webcast

CEO, Gandler and CFO, John Janedis will host a live conference call today at 8:30 a.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events & Presentations page of Fubo’s investor relations website. An archived replay will be available on Fubo’s website following the call. Participants should join the call 10 minutes in advance to ensure that they are connected prior to the event.

About Fubo

With a global mission to aggregate the best in TV, including premium sports, news and entertainment content, through a single app, FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO) aims to transcend the industry’s current TV model. The company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product that aggregates more than 300 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2022). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through an intuitive and personalized streaming experience. Fubo has continuously pushed the boundaries of live TV streaming. It was the first virtual MVPD to launch 4K streaming and MultiView, which it did years ahead of its peers.

Learn more at https://fubo.tv

Basis of Presentation – Continuing Operations

In connection with the dissolution of Fubo Gaming, Inc. and termination of Fubo Sportsbook in October 2022, the assets and liabilities and the operations of our former wagering reportable segment have been presented as discontinued operations in our consolidated financial statements. With respect to our continuing operations, we operate as a single reportable segment. Financial information presented in this release reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment. Prior periods have been recast to conform to this presentation.

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers is defined as total subscribers that have completed registration with Fubo, have activated a payment method (only reflects one paying user per plan), from which Fubo has collected payment from in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Average Revenue per User (ARPU)

Beginning in the third quarter of 2022, Average Revenue Per User (ARPU) is calculated using Subscription revenue and Advertising revenue on a GAAP basis. Previously, ARPU was calculated using Platform Bookings, which consisted of Subscription revenue and Advertising revenue, adjusted for deferred revenue.

We believe ARPU provides useful information for investors to gauge the revenue generated per subscriber on a monthly basis. ARPU, with respect to a given period, is defined as total Subscription revenue and Advertising revenue recognized in such period, divided by the average daily paid subscribers in such period, divided by the number of months in such period. Advertising revenue, like Subscription revenue, is primarily driven by the number of subscribers to our platform and per-subscriber viewership such as the type of, and duration of, content watched on platform. We believe ARPU is an important metric for both management and investors to evaluate the Company’s core operating performance and measure our subscriber monetization, as well as evaluate unit economics, payback on subscriber acquisition cost and lifetime value per subscriber. In addition, we believe that presenting a geographic breakdown for North America ARPU and ROW ARPU allows for a more meaningful assessment of the business because of the significant differences in both Subscription revenue and Advertising revenue generated on a per subscriber basis in North America when compared to ROW due to our current subscription pricing models and advertising monetization in the two geographic regions.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net Loss from Continuing Operations, adjusted for depreciation and amortization, stock-based compensation, income tax benefit, other expenses, and one-time non-cash expenses.

Gross Profit and Gross Margin (GAAP)

Gross Profit is defined as Revenue less Subscriber related expenses and Broadcasting and transmission. Gross Margin is defined as Gross Profit divided by Revenue. We believe these measures are useful because they represent key profitability metrics for our business and are used by management to evaluate the performance of our business, including measuring the cost to deliver our product to subscribers against revenue.

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as net cash used in operating activities - continuing operations, reduced by capital expenditures (consisting of purchases of property and equipment and capitalization of internal use software). We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

Certain measures used in this release, including Adjusted EBITDA and Free Cash Flow, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following table includes a reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure.

fuboTV Inc.

Reconciliation of GAAP Subscription and Advertising Revenue to North America ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2023	September 30, 2022
	As-Reported	As-Reported
Subscription Revenue (GAAP)	$289,623	$201,911
Advertising Revenue (GAAP)	30,592	22,714
Subtract:
ROW Subscription Revenue	(8,108)	(5,613)
ROW Advertising Revenue	(285)	(172)
Total	311,822	218,840
Divide:
Average Subscribers (North America)	1,244,579	1,020,045
Months in Period	3	3
North America Monthly Average Revenue per User (NA ARPU)	$83.51	$71.51

fuboTV Inc.

Reconciliation of Net Loss from Continuing Operations to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2023	September 30, 2022
	As-Reported	As-Reported
Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA
Net loss from continuing operations	$(84,485)	$(105,802)
Depreciation and amortization	9,103	8,408
Stock-based Compensation	12,707	12,249
Other expense	1,448	2,579
Income tax benefit	(247)	(392)
Adjusted EBITDA	(61,474)	(82,958)

fuboTV Inc.

Reconciliation of Net Cash Used in Operating Activities - Continuing Operations to Free Cash Flow

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2023	September 30, 2022
	As-Reported	As-Reported
Net cash used in operating activities - continuing operations	$(24,921)	$(68,039)
Subtract:
Purchases of property and equipment	(108)	(69)
Capitalization of internal use software	(4,471)	(1,570)
Free Cash Flow	(29,500)	(69,678)

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, industry trends and market opportunity, our financial condition, our anticipated financial performance, our anticipated cash requirements, our expectations regarding profitability and becoming cash flow positive in 2025. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to effectively manage our growth; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; we may not be able to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our reporting obligations; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

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Investor Contacts

Alison Sternberg, Fubo

asternberg@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv